EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Time Warner Inc. (formerly named TW Inc.) related to the Time Warner Dividend Reinvestment and Stock Purchase Plan of our report dated February 5, 1996, which appears on page 53 of Turner Broadcasting System, Inc.'s 1995 Annual Report to Shareholders, which is incorporated by reference in Turner Broadcasting System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, which is incorporated by reference in the Joint Proxy Statement/Prospectus of Time Warner Inc. and Turner Broadcasting System, Inc. that is made part of the Registration Statement on Form S-4 (No. 333-11471) of Time Warner Inc. (formerly named TW Inc.). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 43 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the such Registration Statement on Form S-3.




Price Waterhouse LLP
Atlanta, Georgia
October 18, 1996